FT Evaluators L.P.
1001 Warrenville Road
Lisle, Illinois  60532




December 4, 1995


Nike Securities L.P.
1001 Warrenville Road
Lisle, IL  60532

Re:  THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 129

Gentlemen:

     We   have  examined  the  Registration  Statement  File  No.
33-63725 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to FT
Evaluators L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FT Evaluators L.P.



Carlos E. Nardo
Senior Vice President